UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2007, Sandra A. Frankhouse resigned as the Company’s Chief Financial Officer, Treasurer and Secretary, effective as of December 31, 2007. In connection with her resignation, Ms. Frankhouse entered into a release and waiver agreement, dated December 28, 2007 (the “Release and Waiver Agreement”). The material terms and conditions of the Release and Waiver Agreement include, but are not limited to, the following:

•	Ms. Frankhouse will receive a lump sum payment of $165,000.

•	Ms. Frankhouse has until June 30, 2008, to exercise any stock options.

•	Ms. Frankhouse agreed to a release and waiver of all known and unknown claims against the Company.

A copy of the Release and Waiver Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Release and Waiver Agreement is qualified in its entirety by the full text of the exhibit.

Effective January 1, 2008, John G. Heindel, 53, was elected to the additional offices of Chief Financial Officer and Treasurer. Mr. Heindel is the Company’s principal executive officer and principal financial officer. Mr. Heindel became Chairman of the Board of Directors of the Company in June 2006, and President and Chief Executive Officer of the Company in July 2005. Prior to his service with the Company, Mr. Heindel provided strategic consulting services since June 2003 to various companies interested in making acquisitions in the communications industry. Prior to his work as a consultant, Mr. Heindel spent more than 22 years with Lucent Technologies and its predecessor companies, most recently as the Company’s President, Worldwide Services.

Mr. Heindel also proposed that 50% of his base salary to be earned for the period between January 1, 2008 and March 31, 2008, be payable in restricted stock instead of cash. The Compensation/Nominating Committee approved the proposal and, as a result, the Company and Mr. Heindel agreed that his base salary, which is currently $260,000 on an annual basis, for the period beginning on January 1, 2008 and ending on March 31, 2008, will be payable as follows:

•	$32,500 will be payable in cash in accordance with normal payroll practices; and

•

$32,500 will be payable in the form of 43,333 shares of the Company’s restricted stock (based on the $0.75 closing price of the Company’s common shares on January 3, 2008), vesting in three equal installments on January 31, 2008, February 29, 2008 and March 31, 2008, respectively.

Effective January 1, 2008, Scott Wallace, 43, the Company’s Corporate Controller, was appointed as the Company’s principal accounting officer. Mr. Wallace has been the Company’s Corporate Controller since June 2003. Prior to his appointment as Corporate Controller, Mr. Wallace served the Company as a Senior Operations Accountant from August 2002 to June 2003 and as a Staff Accountant from January 2000 to August 2002.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Release and Waiver Agreement between the Company and Sandra A. Frankhouse.

99.1	Press Release, dated January 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: January 4, 2008	By:	/s/ John G. Heindel
John G. Heindel
Chairman, President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Release and Waiver Agreement between the Company and Sandra A. Frankhouse.

99.1	Press Release, dated January 4, 2008.